UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2008

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Partnership Agreement Amendment.  On April 14, 2008, Buckeye GP LLC (the “General Partner”), which is the general partner of Buckeye Partners, L.P. (the “Partnership”), entered into the Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P. (the “Partnership Agreement”), dated as of April 14, 2008 and effective as of January 1, 2007.  The amendments set forth in the Partnership Agreement are intended to simplify the preparation by the Partnership of annual federal income tax information reports to its unitholders on Schedule K-1 and modifies the calculation of the fair market value of the Partnership’s assets and the income and loss allocations (including allocations relating to the partnership interest represented by the incentive compensation agreement) made between the General Partner, and the Partnership’s LP unitholders after a follow-on offering of Partnership units.

A copy of the Partnership Agreement is filed as Exhibit 3.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                                 Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of April 14, 2008, effective as of January 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	/s/ Stephen C. Muther
Stephen C. Muther
President

Dated: April 14, 2008

Exhibit Index

Exhibit

3.1	Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P., dated as of April 14, 2008, effective as of January 1, 2007